Prospectus Supplement                         Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated November 3, 2000)              Registration No. 333-46496



                               ALZA Corporation

                                $1,090,000,000
     3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020


          This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell the ALZA debentures that those persons own.


                            SELLING SECURITYHOLDERS

          The information set forth under the caption "Selling Securityholders" in the ALZA prospectus dated November 3, 2000, relating to ALZA's 3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020, as supplemented on November 30, 2000, January 5, 2001, March 1, 2001, June 18, 2001, August 14, 2001, August 31, 2001, October 4, 2001, October 15, 2001,
November 28, 2001 and April 12, 2002, is supplemented to add the following:


                      Principal                            Principal
                       Amount          Percentage of        Amount
Name of Selling      Beneficially       Outstanding      Registered for
Securityholder (1)     Owned($)       ALZA Debentures    Sale Hereby($)
------------------   ------------     ---------------    ---------------
J. M. Hull             500,000               *               500,000
Associates, L.P.


---------------

(1)  The information set forth herein is as of May 10, 2002.

* Represents beneficial ownership of less than 1% of the aggregate principal amount of ALZA debentures outstanding as of May 10, 2002.


                 The date of this prospectus is May 10, 2002.